Exhibit 10.6(b)

FIRST AMENDMENT TO THE AMENDED AND RESTATED SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED SERVICES AGREEMENT (this “Amendment”) is effective as of February 17, 2010, by and among ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company (“Royal Street”), METROPCS WIRELESS, INC., a Delaware corporation (“MetroPCS”).

W I T N E S S E T H:

WHEREAS, Royal Street and MetroPCS are parties to that certain Amended and Restated Services Agreement, executed on December 15, 2005 as of November 24, 2004 (as amended and as may be amended, restated, supplemented or otherwise modified from time to time, the “Services Agreement”); and

WHEREAS, Royal Street and the MetroPCS Parties desire to, and have agreed to, amend the Services Agreement to allow Royal Street to request services from MetroPCS in connection with the Build-Out and operation of Royal Street Systems on personal communication services and advanced wireless services spectrum leased to Royal Street.

NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend the Services Agreement as follows:

1. Amendment to WHEREAS clause. The first “WHEREAS” clause under the heading of “RECITALS” is hereby modified and amended by deleting the following phrase at the end of the sentence “in the event that Royal Street is a Successful Bidder in Auction No. 58.”

2. Capitalized Terms. All capitalized terms used herein, which are not defined herein, shall have the meanings ascribed thereto in the Services Agreement, as amended hereby.

3. Amendments to Section 1.1.

(a) Section 1.1 of the Services Agreement, Definitions, is hereby modified and amended by deleting the following defined terms in their entirety and substituting the following defined terms listed below in lieu thereof:

“Build-Out” means the construction of a PCS System in accordance with Applicable Law and the rules and regulations promulgated by the FCC.

“Licensed Area” means the geographic area in which Royal Street or MetroPCS is licensed by the FCC to provide PCS Service or in which Royal Street or MetroPCS holds an approved spectrum lease.

“Market” shall mean the geographic area(s) in which Royal Street is authorized by the FCC to provide PCS Service or in which Royal Street holds an approved spectrum lease.

“PCS” or “PCS Service(s)” means the personal communications services and related telecommunications services authorized by Part 24 of the FCC’s rules and advanced wireless services and related telecommunications services authorized by Part 27 of the FCC’s rules.

“Royal Street System(s)” means the PCS System(s) constructed and operated by Royal Street in each of the Markets pursuant to the Licenses or on leased spectrum.

(b) Section 1.1 of the Services Agreement, entitled Definitions, is hereby modified and amended by deleting the defined term “CMRS” in the two places it appears in the definition of “Cell Site Equipment” and substituting the defined term “PCS” in lieu thereof.

(c) Section 1.1 of the Services Agreement, entitled Definitions, is hereby modified and amended by deleting the defined term “CMRS” in the definition of “Equipment and Facilities” and substituting the defined term “PCS” in lieu thereof.

(d) Section 1.1 of the Services Agreement, Definitions, is hereby modified and amended by deleting the words “CMRS Services” in the definition of “MetroPCS Brand Wireless Services” and substituting “PCS Service” in lieu thereof.

(e) Section 1.1 of the Services Agreement, Definitions, is hereby modified and amended by deleting the words “wholesale PCS” in the definition of “MetroPCS Wholesale Service” and substituting the word “Wholesale” in lieu thereof.

(f) Section 1.1 of the Services Agreement, Definitions, is hereby modified and amended by deleting the following phrase “using the spectrum licensed by the FCC to Royal Street” at the end of the definition of “Network Service.”

(g) Section 1.1 of the Services Agreement, Definitions, is hereby modified and amended by deleting the words “CMRS systems” in the definition of “Royal Street Equipment and Facilities” and substituting “PCS System” in lieu thereof.

(h) Section 1.1 of the Services Agreement, Definitions, is hereby modified and amended by added the following new defined term of “LTE” after the defined term “Licensed Area” and before the defined term “Management Committee”:

“LTE” means Long Term Evolution broadband technology.

4. Amendment to Section 2.2(a). Clause (ii) of Subsection 2.2(a) of the Services Agreement is hereby modified and amended by deleting the defined term “CMRS” in its entirety and substituting the defined term “PCS Service” in lieu thereof.

5. Amendments to Section 5.1. Section 5.1 of the Services Agreement, Build-Out, is hereby modified and amended as follows:

(a) by amending subsection (a) to delete all references in their entirety in such subsection to the phrase “the Markets in which Royal Street is the Successful Bidder” and substituting the phrase “Royal Street’s Licensed Areas” in lieu thereof.

(b) by amending subsection (e)(ii) to delete the words “CMRS systems” in clause (ii) and substituting “PCS Systems” in lieu thereof and inserting at the end of clause (ii) after the term “CDMA” the following words “and/or LTE.”

(c) by amending subsection (g) to delete the phrase “the Markets in which Royal Street is the Successful Bidder” in its entirety and substituting the phrase “each of Royal Street’s Licensed Areas” in lieu thereof.

6. Amendment to Section 5.4(a). Section 5.4(a) of the Services Agreement is hereby modified and amended by deleting in the first sentence of subsection (a) the phrase “the Markets in which Royal Street acquires a license” in its entirety and substituting the phrase “Royal Street’s Licensed Areas” in lieu thereof and deleting the words “the Market” at the end of the first sentence of subsection (a) and substituting the phrase “such Licensed Areas” in lieu thereof.

7. Amendment to Section 6.4. Section 6.4 of the Services Agreement, Performance Standards, is hereby modified and amended by deleting in the first sentence the words “CMRS systems” and substituting the “PCS Systems” in lieu thereof and deleting the phrase “Markets in which Royal Street is the Successful Bidder” and substituting the phrase “Royal Street Markets” in lieu thereof.

8. Amendment to Section 7.1. Section 7.1 of the Services Agreement, Alarm Monitoring and Reports, is hereby modified and amended by deleting in the first sentence the word “CMRS” and substituting the word “PCS” in lieu thereof.

9. Amendment to Section 7.3. Section 7.3 of the Services Agreement, Billing Information, is hereby modified and amended by deleting in the first sentence the word “CMRS” and substituting the word “PCS” in lieu thereof.

10. Amendment to Section 10.2(a). Section 10.2(a) of the Services Agreement is hereby modified and amended by deleting the words “License grant date” and substituting the phrase “date Royal Street first is granted the authority to construct and operate its PCS System in such Market” in lieu thereof.

11. Amendment to Section 12.1. Section 12.1 of the Services Agreement, Wholesale Services Fees, is hereby modified and amended by (i) adding the following phrase “or may have access to pursuant to a spectrum lease” in the first sentence after the words “Royal Street may acquire”; (ii) adding thereafter the following words “and spectrum lease” in the first sentence after the words “such Licenses”; (iii) adding the phrase “, for Licenses subject to a construction requirement under Part 24 of the FCC’s rules,” in the second sentence after the words “date on which”;

12. Amendment to Section 20.3. Section 20.3 of the Services Agreement, Consents and Approvals, is hereby modified and amended by adding the phrase “, and to secure FCC approval of any spectrum lease agreement” at the end of the first sentence after the word “Bidder.”

13. Amendment to Section 23.18. Section 23.18 of the Services Agreement, entitled Notices, is hereby modified and amended by deleting the notice addresses for each and all parties and others referenced therein in their entirety and substituting the following in lieu thereof:

If to the MetroPCS:

MetroPCS Wireless, Inc.

2250 Lakeside Boulevard

Richardson, TX 75082

Attention: Legal Department

Telephone: (214) 570-4877

Facsimile: (866) 685-9618

With a copy (which will not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

875 15th Street NW

Twelfth Floor

Washington, DC 20004

Attention: Carl W. Northrop

Facsimile: (202) 551-0125

If to Royal Street:

Royal Street Communications, LLC

PO Box 2365

Southampton, NY 11969

Attention: Robert Gerard

Telephone: (631) 283-7662

Facsimile: (631) 283-9153

With a copy (which will not constitute notice) to:

Patton Boggs LLP

2550 M Street, N.W.

Washington, D.C. 20037

Attention: Paul C. Besozzi

Telephone: (202) 457-5292

Facsimile: (202) 457-6315

14. Amendment to Appendix B. The first sentence of Section 2 of Appendix B of the Services Agreement, Airtime Rates, is hereby modified and amended by deleting the word “voice” in its entirety.

15. No Other Amendments. Except for the amendments, releases, authorizations and waivers specifically set forth above, the Services Agreement shall remain unchanged and in full force and effect.

16. Effective Date. This Amendment will be effective as of the date first written above.

17. Representations and Warranties. Each of Royal Street and MetroPCS agrees, represents and warrants in favor of the other that (a) it has the full power and authority to execute and deliver this Amendment and to perform its obligations hereunder; (b) it has taken all action necessary for the execution and delivery of this Amendment and the performance by it of its obligations hereunder, (c) that the Amendment has been executed and delivered by a duly authorized representative, and (d) the Services Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of each such Party and is enforceable against each such Party in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or (ii) general principles of equity.

18. Effect on the Services Agreement. Upon the execution of this Amendment, the Services Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties and liabilities of the Parties hereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Services Agreement, as applicable, for any and all purposes. Except as specifically provided herein, the Services Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed.

19. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

20. Law of Contract. This Amendment and the rights and obligations of the Parties shall be governed by and construed in accordance with and subject to the laws of the State of Delaware, without regard to conflicts of laws principles.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

METROPCS WIRELESS, INC.,
a Delaware corporation

By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President and Chief Executive Officer

ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company

By:	/s/ Robert A. Gerard
	Name:	Robert A. Gerard
	Title:	Chief Executive Officer and Chairman of the Management Committee